Exhibit 10.51

Execution Copy

TRX FULFILLMENT SERVICES AGREEMENT

This TRX Fulfillment Services Agreement (the “Agreement”) is entered into by and between Hotwire, Inc., formerly Cimo Inc., a Delaware corporation (“Hotwire”), with its principal place of business at 333 Market Street, San Francisco, CA 94105 and TRX Fulfillment Services, LLC, a Georgia limited liability company (“TRX”) located at 6 West Druid Hills Drive, Atlanta, GA 30329 effective as of the 1st day of October, 2003 (the “Effective Date”).

WHEREAS, TRX is an outsource Internet travel fulfillment provider fully-appointed by the Airline Reporting Corporation (“ARC”) and the International Airlines Transportation Association (“IATA”) engaged in the general business of handling en route changes and ticketing of domestic and international passenger transportation, lodging, car rentals and other ancillary services;

WHEREAS, Hotwire is a fully-appointed ARC internet travel agency, operating under a Centralized Service Location designation, and provides travel goods and services primarily via its Internet web site located at www.hotwire.com;

WHEREAS, pursuant to the TRX Fulfillment Services Agreement by and between Hotwire and TRX, Inc. effective March 13, 2001, as amended (the “Original Agreement”), TRX, Inc., the parent of TRX, provided certain travel fulfillment services and other services to customers of Hotwire, subject to the terms and conditions of the Original Agreement; and

WHEREAS, the Original Agreement expires on the Effective Date; and

WHEREAS, TRX and Hotwire desire to continue the relationship established in the Original Agreement pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. TRX SERVICES AND OBLIGATIONS.

(a) TRX agrees to provide the travel ticketing fulfillment and other services, all specifically identified in Exhibit “A” attached hereto (the “Services”) to customers of Hotwire, twenty four hours a day, seven days a week (except for Scheduled Maintenance as described in Section 5), on the terms and conditions provided herein.

(b) TRX will provide the Services in accordance with the minimum performance requirements set forth on Exhibit A attached hereto (the “Minimum Performance Requirements”).

(c) TRX will provide Hotwire with a primary point of contact who will be available for monthly status meetings called at Hotwire’s request, or more frequently as the parties may mutually agree. TRX shall notify Hotwire of any change in the primary point of contact at least 14 days or sooner as the parties may mutually agree prior to any such change.

(d) TRX will install and maintain all of the software, hardware and telecommunications equipment at its facilities which it uses to perform the Services as needed for fulfillment as determined by TRX in its sole discretion. All such software, hardware and telecommunications equipment are and shall remain the property of TRX and Hotwire shall obtain no rights therein nor have any obligations with respect thereto (other than Hotwire’s confidentiality obligations set forth in Section 12) by virtue of this Agreement or otherwise.

(e) TRX will provide Hotwire with customized reports with respect to the Services provided by TRX under this Agreement as specified in Exhibit B attached hereto.

(f) All support will be provided by TRX in English.

(g) The parties acknowledge that Hotwire owns all of its customer data. TRX agrees to use the customer data only in connection with providing the Services hereunder and in accordance with Hotwire’s privacy policy, as such policy is set forth on Hotwire’s web site and amended from time to time. In the event that Hotwire amends its privacy policy, Hotwire shall provide TRX advance written notice of such modifications. TRX shall have sixty (60) days from the date of its receipt of notice of such modifications to conform to the modified requirements, as applicable.

(h) TRX shall be responsible for knowledge of, and ensuring compliance with, all rules of ARC, IATA and each individual airline participating in Hotwire’s service, which are applicable to TRX’s ticket fulfillment and other obligations set forth in this Agreement. In the event that Hotwire negotiates special rules with ARC, IATA or an individual airline and notifies TRX of such rules in writing, TRX shall be responsible for ensuring compliance with such rules where such rules are reasonable and not a material change from standard practice. If TRX determines that any such special rules are not reasonable or are a material change from standard practice, TRX shall provide Hotwire with written notice of such determination and Hotwire shall be permitted to terminate this agreement upon immediate notice at any time during the thirty (30) day period following Hotwire’s receipt of such written notice. If TRX becomes aware that any of its activities performed for Hotwire violate any ARC, IATA or airline rule, TRX shall notify Hotwire within twenty four (24) hours describing the nature of the violation and the duration of the violation. TRX shall use its reasonable efforts to remedy such violation upon discovery. Notwithstanding anything in this Agreement to the contrary, TRX shall not be liable for (a) any ARC, IATA or airline penalties, costs or expenses incurred by TRX or Hotwire after such notification by TRX to Hotwire where Hotwire requires TRX to continue such violation; and (b) noncompliance with rules negotiated by Hotwire with ARC, IATA or an individual airline which are not reported to TRX in writing as described above.

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(2) during the period from the first anniversary of the Effective Date through the term of this Agreement, including any extensions or renewals, Hotwire may provide on an in-house basis services the same as or similar to the Services hereunder, provided that (i) *

(j) TRX and Hotwire agree that each party will take all reasonable actions necessary for TRX to become a Hotwire branch location agency pursuant to ARC rules.

(k) TRX will be permitted to subcontract for certain Services to be provided hereunder, including without limitation the performance of certain services by affiliates of TRX, with prior approval by Hotwire.

(l) TRX shall consider, in good faith, recommendations by Hotwire that will make TRX’s performance of the Services more efficient. In the event that any such recommendations are implemented and, as a direct result of the recommended changes, TRX is able to perform the Services at a lower cost, the parties shall negotiate in good faith regarding an appropriate decrease in the Fees (as defined below) payable hereunder.

(m) Upon request by Hotwire, TRX will provide a mutually agreeable disaster recovery plan for the Services (the “Disaster Recovery Plan”). TRX will implement the Disaster Recovery Plan including, without limitation, establishing and maintaining a fully redundant second site from which the Services may be provided, provided that Hotwire fulfills its obligations with respect to such plan (e.g., providing GDS, ARC, back-up consumables, etc. to such redundant location).

2. HOTWIRE OBLIGATIONS.

(a) As between Hotwire and TRX, Hotwire shall be responsible for the operation, management and maintenance of the Hotwire web site located at www.hotwire.com and all co-branded web sites operated by Hotwire as well as a booking engine and related software supporting travel services for Hotwire customers.

(b) Hotwire shall consider, in good faith, recommendations by TRX that will make TRX’s performance of the Services more efficient. In the event that any such recommendations are implemented and, as a direct result of the recommended changes, TRX is able to perform the Services at a lower cost, the parties shall negotiate in good faith regarding an appropriate decrease in the Fees (as defined below) payable hereunder.

(c) Hotwire will provide the deliverables as set forth in Exhibit C attached hereto, and such other similar items as are reasonably requested by TRX. Hotwire shall be financially responsible for all debit memos, lost ticket applications, charge backs, charges related to fraud and all losses caused by Hotwire failure or error or by failure or error of third parties other than TRX, its agents, employees or subcontractors (collectively, “Pass-Through Expenses”).

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(d) Hotwire will provide TRX with “train the trainer” training and any and all materials necessary to provide training in connection with the Services. The expense of all trainer travel, as necessary for “train the trainer,” shall be borne by Hotwire, provided that Hotwire has approved any expenses * in advance for any TRX trainer travel.

(e) Hotwire will pay TRX in accordance with Section 3 hereof.

(f) Hotwire shall bear all travel costs of TRX personnel required to travel due to a request of Hotwire, provided that Hotwire has approved any such expenses * in advance.

(g) Hotwire will provide TRX with a forecast regarding the monthly volume of Tickets to be serviced by TRX (a “Forecast”) on or before the fifteenth (15th) day of the month prior to the month in which TRX’s performance is measured. The Forecast will represent Hotwire’s expected actual Ticket volume for the following month. Should the Forecast fall materially below or above the actual amount, TRX and Hotwire agree to make reasonable best efforts to improve the accuracy of the Forecast. For the purposes of this Section 2(g), a Forecast shall be deemed to be “materially below or above” if the actual Ticket volume is * or more over or * or less under the actual monthly Ticket volume for two consecutive months.

(h) Hotwire shall provide TRX with a dedicated ARC number. Hotwire shall have the exclusive right to all revenue generated under such ARC number. TRX will remit all revenue generated under the dedicated ARC number(s) to Hotwire. TRX will not be responsible for reconciliation of commissions gathered from vendors not affiliated with ARC.

(i) Hotwire will provide additional infrastructure and support systems as it deems necessary to accommodate increased customer usage (e.g. additional GDS lines, additional equipment, etc.).

3. PAYMENT.

(a) Subject to the provisions of this Section 3, Hotwire shall pay TRX the fees as set forth in Exhibit D of the Agreement, all Pass-Through Expenses and such other amounts as provided for in this Agreement or any Exhibit hereto (collectively, the “Fees”).

(b) Beginning on the first day of the first full calendar month following the Effective Date and on the first day of each month thereafter during the Term hereof, *

(c) On or before the *, TRX will invoice Hotwire *. The invoice will include * The invoice will provide information sufficient to discern the manner in which the Fees were calculated. Except for amounts that are disputed and withheld in good faith by Hotwire in accordance with this Section 3, Hotwire will pay the invoiced amounts by the later of the last day of the month in which the invoice is received or within fifteen (15) days after receipt of the

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invoice. Hotwire shall pay TRX interest on past due payments at a rate equal to the lesser of (i) * compounded daily, or (ii) the maximum interest permitted by law.

(d) Adjustment of Fees. Each monthly invoice will include a statement setting forth the total number of Transactions for such month, and the applicable Fees less any deductions set forth in Exhibit A. *

(e) Disputed Fees. The parties shall work together to resolve any disputed Fees promptly. Hotwire shall be entitled to dispute in good faith all Fees and Hotwire shall not be responsible for paying TRX for disputed Fees to the extent such disputes are resolved in Hotwire’s favor. Notwithstanding the foregoing, Hotwire acknowledges and agrees that it shall not withhold payment to TRX for any disputed Pass-Through Expenses. In the event the parties resolve a disputed Pass-Through Expense in Hotwire’s favor and Hotwire has previously reimbursed TRX for such disputed Pass-Through Expense as required under this Agreement, then upon resolution of the dispute (i) if such disputed Pass-Through Expense is less than or equal to     *    , TRX shall credit Hotwire such amount in the next invoice; and (ii) if such disputed Pass-Through Expense exceeds     *    , TRX shall immediately repay Hotwire such amount via a mutually agreeable payment method.

(f) Taxes. In the event taxes are required by any U.S. (state or federal) or foreign government to be withheld on payments made hereunder by Hotwire to TRX, Hotwire may deduct such taxes from the amount owed TRX and pay them to the appropriate taxing authority. Hotwire shall in turn promptly secure and deliver to TRX an official receipt for any taxes withheld that are owed by TRX. Hotwire will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

(g) Material Changes. In the event there is a material change, as determined by TRX, (i) in any laws, ordinances, orders, rules or regulations governing the way TRX may operate; or (ii) in travel industry conditions, including but not limited to delivery methods; then TRX shall have the right to provide written notice to Hotwire of such change, and Hotwire agrees to renegotiate with TRX in good faith the financial and/or service terms of this Agreement as necessary to provide the parties with the financial benefits and service terms contemplated by this agreement. If upon thirty (30) days from the date of such notice, the parties are unsuccessful in renegotiating mutually satisfactory terms, either party shall have the right to terminate this Agreement at any time thereafter with thirty (30) days prior written notice. In the event there is a material change, as determined by Hotwire, (i) in any laws, ordinances, orders, rules or regulations governing the way Hotwire may operate; or (ii) in travel industry conditions; then Hotwire shall have the right to provide written notice to TRX of such change, and TRX agrees to renegotiate with Hotwire in good faith the financial and/or service terms of this Agreement as necessary to provide the parties with the financial benefits and service terms contemplated by this agreement. If upon thirty (30) days from the date of such notice, the parties are unsuccessful in renegotiating mutually satisfactory terms, either party shall have the right to terminate this Agreement at any time thereafter with thirty (30) days prior written notice.

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4. SCOPE CHANGE. If TRX believes that it has been requested to perform work which constitutes a Scope Change (as defined below), or if Hotwire requests a Scope Change in writing, TRX may request additional compensation for such Scope Change by submitting a written request to Hotwire for approval for the Scope Change and the additional compensation prior to the commencement of any such additional work. Hotwire will accept or reject such request within ten (10) business days of the receipt thereof, by submitting a Scope Change acceptance or rejection, as the case may be. In the event that a Scope Change is accepted by Hotwire within the ten (10) business days, the parties will work in good faith to amend this Agreement to incorporate the Scope Change, which amendment will address the key terms of the Scope Change, such as a description of the work, the milestone schedule, payment terms and ownership and usage rights. In the event Hotwire does not accept the Scope Change within ten (10) business days, Hotwire and TRX will proceed in good faith in accordance with their prior obligations under this Agreement and TRX shall not be obligated to implement the Scope Change. For the purposes of this Agreement, “Scope Change” means any change that materially increases processing time or materials expenses, requires software changes or development other than updates or upgrades to hardware or software required in the ordinary life cycle of such hardware or software, or which changes the PNR format from the standard PNR format in effect as of the Effective Date. Unless otherwise stated in an amendment formalizing a Scope Change, all software changes and development required under a Scope Change will be the property of TRX as contemplated under Section 1(d) of this Agreement.

5. SCHEDULED MAINTENANCE. TRX will have the right to perform monthly maintenance on the software, hardware and telecommunications equipment at its facilities which it uses to perform the Services. The parties acknowledge that the Services may not be available during such maintenance period. The parties will mutually agree upon dates and times for the maintenance periods at least two (2) weeks in advance and such maintenance periods shall be not more than four (4) hours per month and shall occur between the hours of 12:01 a.m. EST and 7:59 a.m. EST. During all such maintenance periods, TRX shall use its reasonable best efforts to ensure that impacts on Hotwire customers are minimized.

6. LIMITED LICENSE TO USE NAME. As of the Effective Date, Hotwire grants to TRX and the permitted contractors hereunder a non-exclusive, personal, nontransferable, non-assignable, royalty-free license to use the trademark “Hotwire”, or such other trademarks as may be designated by Hotwire from time to time, for the sole and limited purposes of providing travel documents to Hotwire customers, inclusion in TRX’s client list in any forum in order to identify TRX as being an outsource provider for Hotwire and as otherwise necessary for providing Services pursuant to the terms of the Agreement, in each case in a manner approved by Hotwire in advance. Such license grant shall remain in effect while this Agreement is in effect, but shall expire at the expiration or earlier termination of this Agreement.

7. WARRANTIES.

(a) TRX warrants to Hotwire that TRX shall offer to the Hotwire customers only those Services authorized by this Agreement. TRX warrants further to Hotwire that TRX shall provide the Services contemplated by this agreement in accordance with the terms of this Agreement and in a professional and workmanlike manner.

(b) EXCEPT FOR THE WARRANTIES SET FORTH IN SECTION 7(A) ABOVE AND THE MINIMUM PERFORMANCE REQUIREMENTS PROVIDED IN EXHIBIT A. TRX AND ALL PERMITTED CONTRACTORS AND SUBCONTRACTORS DISCLAIM, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

(c) Hotwire warrants to TRX that it is the owner of the trademarks which are the subject of the trademark license set forth in Section 6 hereof, and that use of the trademark or trademarks by TRX and all permitted contractors and subcontractors as permitted hereunder will not infringe on any intellectual property or proprietary right of a third party.

8. LIMITATION OF LIABILITY.

(a) Notwithstanding any other provision of this Agreement, neither TRX nor any permitted contractor or subcontractor, on the one hand, nor Hotwire, on the other hand, shall be liable to the other for indirect or consequential damages, including without limitation lost profits except to the extent that such damages or lost profits arise from the gross negligence or willful misconduct of such party. TRX, in providing Services pursuant to this Agreement, shall not be responsible or liable for any acts, errors, omissions, losses, injuries, deaths, property damage, accidents, delays, nonperformances, or any other irregularities, or any indirect or consequential damages resulting therefrom, which may be occasioned by the neglect, defaults, bankruptcies or any other actions of the airlines, third party suppliers or other persons engaged in the furnishing of travel services to Hotwire customers or any other third party. TRX does not guarantee or ensure the services to be provided by any supplier, including, without limitation, the Computer Reservation System or Global Distribution System, the financial position of suppliers or the reimbursement for any loss experienced as a result of the financial condition of suppliers. In the event a supplier defaults prior to providing the service to Hotwire for which payment has been made, Hotwire’s sole recourse for refund shall be the defaulting supplier or from insurance covering such default.

(b) Both parties agree that the warranties, liability and limitations set forth in Sections 7 and 8 and the applicable Exhibits have been negotiated by them and reflect a fair allocation of risk. TRX’S TOTAL LIABILITY TO HOTWIRE UNDER THIS AGREEMENT IS LIMITED TO THE * THE ACT WHICH GAVE RISE TO THE CLAIM. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, NEGLIGENT MISREPRESENTATION, INTENTIONAL OR WILLFUL ACTS OR OTHER TORTS. DURING THE TERM OF THIS AGREEMENT, TRX WILL MAINTAIN GENERAL LIABILITY INSURANCE COVERAGE WITH POLICY LIMITS NOT LESS THAN              PER OCCURRENCE AND IN THE AGGREGATE. TRX SHALL PROVIDE CERTIFICATE OF INSURANCE TO HOTWIRE UPON REQUEST.

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9. PERSONNEL.

(a) TRX personnel assigned to Hotwire shall be employees of TRX and not employees of Hotwire and shall remain under the direction and control of TRX subject to ARC or other regulatory requirements. These TRX personnel shall receive such salaries, compensation and benefits, as TRX shall determine. TRX agrees to be responsible for all of its federal and state taxes, withholding, social security, insurance and other benefits, and all salaries, benefits and other costs of such TRX personnel.

(b) During the term of this Agreement and for a period of twelve (12) months thereafter, Hotwire will not solicit or hire, directly or indirectly, TRX personnel involved in the performance of TRX’s obligations pursuant to this Agreement to work for Hotwire. During the term of this Agreement and for a period of twelve (12) months thereafter, TRX will not solicit or hire, directly or indirectly, Hotwire personnel directly involved in the performance of Hotwire’s obligations pursuant to this Agreement to work for TRX. Notwithstanding the foregoing, either party may make general public announcements (e.g., advertisements) not directly targeted to the other party’s personnel seeking to employ persons providing services which are the same or substantially similar to services performed by the other party.

10. TERM OF CONTRACT. The term of this Agreement shall commence on the Effective Date and shall continue for twenty four months after the Effective Date. Unless either party shall have delivered ninety (90) days prior written notice of termination, at the expiration of the initial twenty four month term and any renewal thereafter, this Agreement shall automatically renew for an indefinite period provided that in addition to the specific termination rights set forth in Section 11, either party shall be permitted to terminate this Agreement upon ninety (90) days prior written notice, which notice may be delivered at any time during such indefinite renewal period.

11. TERMINATION.

(a) Termination for Breach: If either party shall default in the performance of any of its material obligations specified in this Agreement, the non-defaulting party shall give written notice to the other party, specifying the nature of the default and, if such default is not remedied or substantial efforts are not made to remedy such default within thirty (30) days from date of such notice, then the non-defaulting party shall have the right, at its option, to either (i) suspend the performance of its obligations under this Agreement or (ii) terminate this Agreement; provided, however, that the defaulting party shall not be entitled to remedy the same default more than one time in any rolling twelve (12) month period.

(b) Should either party (1) make a general assignment for the benefit of creditors; (2) institute proceedings to be adjudicated a voluntary bankrupt; (3) consent to the filing of a petition of bankruptcy against it; (4) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (5) seek reorganization under any bankruptcy act; (6) consent to the filing of a petition seeking such reorganization; or (7) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or business affairs; then, in any such event, the other party, at its option and without prior notice, may terminate this Agreement effective immediately.

(c) Termination of this Agreement for any reason shall not relieve or release either party from any rights, liabilities or obligations, including but not limited to payment as defined in Section 3, which it has accrued prior to the date of such termination and shall be in addition to all other rights and remedies either party shall have available to it under this Agreement or by law or in equity.

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(e) Where the language or context provides, the provisions of this Agreement, including, without limitation, Sections 7, 8, 9, 11(c), 11(e), 12, 13, 14, 16, 20 and 23 hereof, shall survive termination of this Agreement.

12. CONFIDENTIALITY.

(a) The Receiving Party shall:

(i) keep the Confidential Information and Trade Secrets confidential;

(ii) not disclose the Confidential Information or Trade Secrets to any person, other than in accordance with this Section 12, unless it first obtains the Disclosing Party’s written consent; and

(iii) not use the Confidential Information or Trade Secrets for any purpose other than the performance of its obligations under this Agreement.

(b) During the term of this Agreement the Receiving Party may disclose Confidential Information to its employees and the employees of its affiliates to the extent reasonably necessary for the purposes of this Agreement.

(c) The Receiving Party shall ensure that each person who receives Confidential Information pursuant to Section 12(b) (a “Recipient”) is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

(d) The parties acknowledge and agree that in providing the services described in this Agreement, it may be necessary for TRX to disclose information including but not limited to

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Confidential Information and Trade Secrets, of and concerning Hotwire and its business to certain of Hotwire’s agents as designated by Hotwire from time to time. TRX shall only disclose such information to such agents designated by Hotwire as necessary for TRX to fulfill its obligations pursuant to the Agreement in the ordinary course of business. Hotwire hereby acknowledges and agrees that all such agents designated by Hotwire shall have executed a confidentiality agreement between them and that such agents shall be subject to confidentiality obligations as set forth therein. Hotwire hereby designates APAC Customer Services, Inc. as a designated agent.

(e) The Receiving Party may disclose Confidential Information or Trade Secrets where disclosure is required by law, a court of competent jurisdiction or by a regulatory body with authority over its business, provided that the Receiving Party gives the Disclosing Party reasonable notice of the disclosure.

(f) The obligations contained in this Section 12 do not apply to Confidential Information or Trade Secrets which:

(i) are at the date of this Agreement within or at any time after the date of this Agreement come into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient;

(ii) can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

(iii) subsequently come lawfully into the possession of the Receiving Party from a third party other than APAC or its employees.

(g) For the purposes of this Agreement, “Confidential Information” means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) whether before or after the date of this Agreement, other than Trade Secrets, that is of value to Disclosing Party and is not generally known to competitors of Disclosing Party. To the extent consistent with the foregoing, Confidential Information includes, but is not limited to, lists (whether in written form or otherwise) of any information about Disclosing Party’s executives and employees, marketing techniques, price lists, pricing policies, Disclosing Party’s business methods, and contracts and contractual relations with Disclosing Party’s customers and suppliers. Confidential Information also includes any information described in this paragraph (g) which Disclosing Party obtains from another party which Disclosing Party treats as proprietary or designates as confidential information, whether or not owned or developed by Disclosing Party.

(h) For the purposes of this Agreement, “Trade Secret” shall mean any information of Disclosing Party without regard to form, including but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, software programs (including the object and source code thereto) or a list (whether in written form or otherwise) of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information described in this paragraph (h) which Disclosing Party obtains from another party which Disclosing Party treats as proprietary or designates as trade secrets, whether or not owned or developed by Disclosing Party.

(i) A Receiving Party’s obligations hereunder with respect to Confidential Information shall terminate five (5) years after the termination of this Agreement. A Receiving Party’s obligations hereunder with regard to Trade Secrets shall survive any termination of this Agreement.

13. INDEMNIFICATION.

(a) Each party shall defend, hold harmless, and indemnify the other and their respective successors, assigns, officers, directors, agents, and employees from and against any liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees, which the other party may suffer by reason of any claims, demands, actions, or suits by third parties arising from the other party’s breach of or failure to comply with the terms of this Agreement, or by reason of any grossly negligent acts or willful misconduct of the indemnifying party, its agents, servants, or employees in connection with this Agreement.

(b) Hotwire will defend, hold harmless, and indemnify TRX and its respective successors, assigns, officers, directors, agents, and employees from and against any liabilities, losses, damages, costs and expenses, including but not limited to reasonable attorneys’ fees, suffered by reason of any trademark infringement or alleged trademark infringement of the Hotwire marks licensed to TRX pursuant to Section 6 of this Agreement.

14. DISPUTE RESOLUTION.

(a) Subject to Section 16, should there be any ambiguity, contradiction or inconsistency in this Agreement, or should any disagreement or dispute arise in the course of this implementation of this Agreement, including without limitation any disagreement or dispute regarding TRX performance levels, the parties shall first attempt in good faith amicably to settle the matter by mutual negotiations. In the event the parties are unable to settle the matter by mutual negotiations after 30 days or such longer period as the parties mutually determine, then either party may request that the matter be submitted for mediation. The parties shall mutually agree upon the choice of mediator to be engaged for such mediation. Each party shall bear its own costs in connection with such mediation. The fees and expenses of the mediator shall be shared equally by the parties.

(b) Subject to Section 16, in the event the parties do not mutually agree upon a mediator, or if such mediation is unsuccessful, any dispute between the parties arising out of this Agreement or any other documents or agreements delivered pursuant to this Agreement, or the performance or nonperformance hereof or thereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Section 14(c). The arbitration shall be conducted in San Francisco, California, by a panel of three neutral arbitrators selected in accordance with such Commercial Arbitration Rules. In conducting the arbitration and rendering their award, the arbitrators shall give effect to the terms of this Agreement and the other documents and agreements delivered pursuant hereto, including but not limited to the choice of applicable law and shall give effect to any other agreement of the parties relating to the conduct of the arbitration. If any dispute submitted to arbitration shall involve claims by or against a party hereto against or by a third-party, and such third-party cannot be made a party to such arbitration, the arbitrators shall be empowered to take such actions as they deem just and equitable in order to avoid prejudice to the parties hereto by reason of the inability of the arbitrators to adjudicate such third-party claims, including, if they so determine, conditioning their award upon the outcome of the third-party claims or staying the arbitration pending the outcome of the third-party claims. The costs of the arbitration, including but not limited to the fees and expenses of the arbitrators and of the American Arbitration Association, shall be allocated to such parties as, and in such proportions as, the arbitrators shall determine to be just and equitable, which determination shall be set forth in the award. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction.

15. RELATIONSHIP OF PARTIES. Hotwire and TRX are independent contractors for purposes of this Agreement and shall not be deemed to be any other relationship, including without limitation, joint venturers, partners or joint employers. Neither one shall be construed as the other’s agent and neither one is implicitly authorized to commit the other to any obligations to third parties except as may be otherwise expressly agreed in this Agreement or as may arise out of travel arrangements made in the ordinary course of TRX providing services to Hotwire pursuant to this Agreement.

16. EQUITABLE RELIEF. Notwithstanding any other provision of this Agreement to the contrary, each party acknowledges that the other party may seek equitable relief, including but not limited to preliminary and other injunctive relief, against an actual or threatened breach of the obligations set forth in Sections 9 and 12, without in any way limiting such party’s entitlement to seek such other relief as may be available in connection with such actual or threatened breach.

17. THIRD-PARTY CLAIMS. This Agreement has been entered into for the sole benefit of TRX and Hotwire, and in no event shall any third-party beneficiaries be created thereby

18. WAIVER OF COMPLIANCE. Any failure of one of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

19. FORCE MAJEURE. Neither party shall be liable for any failure to meet the Minimum Performance Requirements, default, loss, damage, delay, nonperformance or other irregularities, or any indirect or consequential damages resulting therefrom, due to any acts that are beyond the control of such party and that are not due to the acts or omissions of such party or its agents, including but not limited to act of God, or other unforeseeable phenomenon of nature, mechanical difficulties, war, civil disobedience, industry disruptions (including: labor disputes, natural disasters, web site outages or disruptions), strikes or an act of governmental authority.

20. ENTIRE AGREEMENT. This Agreement together with Exhibits attached hereto, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, quotations, communications, and agreements in regard to the matters discussed herein including, without limitation, the Original Agreement. This Agreement may be modified only by written instrument signed by an authorized representative of each party.

21. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in it.

22. ASSIGNMENT. Neither party shall assign any of its rights or obligations under this Agreement or enter into any subcontracts hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld; provided however, that no such consent shall be required in the event of an assignment to a parent, subsidiary, affiliate, successor or surviving corporation of a party. Subject to the foregoing, the provisions of this Agreement shall be binding upon the parties to this Agreement and their respective heirs, executors, administrators and assigns. Any attempted assignment in violation of this Section shall be of no force or effect.

23. APPLICABLE LAW. TRX and Hotwire shall perform this Agreement in material compliance with all applicable rules and regulations of all regulatory bodies and with all laws, ordinances, orders, rules and regulations of all local, state, federal and all other jurisdictions having authority over the performance hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to applicable conflicts of laws principles. TRX and Hotwire hereby consent to the jurisdiction and venue of the City of San Francisco, State of California courts as to all matters arising from or in connection with this Agreement.

24. NOTICES. Notices to Hotwire or TRX hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, or by overnight express mail carrier, to the persons at the addresses set forth below, or to such other persons or addresses as the parties may designate in a notice conforming with the requirements of this Section. Any such notices, when delivered in the manner aforesaid, shall be deemed given on the date of receipt.

If to TRX:

Scott Hancock

Executive Vice President

6 W. Druid Hills Drive

Atlanta, Georgia 30329

With a Copy to:

Jeffrey K. Haidet, Esq.

McKenna Long & Aldridge

303 Peachtree Street

Suite 5300

Atlanta, Georgia 30308

If to Hotwire:

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CFO

Hotwire

333 Market Street, Suite 100

San Francisco, California 94105

With a Copy to:

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VP Customer Care

Hotwire

333 Market Street, Suite 100

San Francisco, California 94105

25. THE HEADINGS. The headings to the various sections of the Agreement are inserted only for convenience of reference and are not intended, nor shall they be construed to modify, define, limit or expand the intent of the parties as expressed in this Agreement.

26. COUNTERPARTS. This Agreement can be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts will together constitute one and the same agreement.

27. COVENANT OF GOOD FAITH. Each party agrees that, in its respective dealings with the other party under or in connection with this Agreement, it shall act in good faith.

[signatures on next page]

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IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the day and year written above.

HOTWIRE, INC.		TRX, INC.

By:	/s/ Timothy J. Dunn	By:	/s/ Scott Hawcock
Name:	Timothy J. Dunn	Name:	Scott Hawcock
Title:	CFO	Title:	Executive V. P.

EXHIBIT A.1

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EXHIBIT A.2

Additional TRX Minimum Performance Requirements:

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Performance Reports:

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Exceptions to Minimum Performance Requirements

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Disputes Regarding Non-Compliance:

TRX shall have the right to dispute any Non-Compliance Notice or claim of default from Hotwire based on failure to meet the Minimum Performance Requirements. Such disputes shall be handled in accordance with the dispute resolution provisions of Section 14 of the Agreement.

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EXHIBIT B

TRX Reporting Requirements

The types, formats and frequency of delivery of reports to be completed by TRX will be mutually agreed upon in writing by TRX and Hotwire. Additional reports not specified below (ad hoc reports) will be delivered to Hotwire provided that such additional (ad hoc) reports qualify as (1) reasonable in nature, and (2) not outside the ordinary course of business. These reports may include, but are not limited to, the following:

1.	Monthly Itemized invoices. TRX will provide, at Hotwire’s reasonable request, sufficient back-up for itemized charges.

2.	SLA reporting on all Minimum Performance Requirements

3.	Backup for all pass through expenses, or services administered by TRX and billed directly to Hotwire.

4.	Other reports as mutually agreed upon between the parties.

All daily reporting is preliminary and subject to correction on ARC report.

Hotwire acknowledges and agrees that all information delivered to TRX by Hotwire or a third-party on behalf of Hotwire to be reported by TRX must be delivered to TRX in mutually agreed upon PNR format.

EXHIBIT C

Hotwire Deliverables

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EXHIBIT D

Payments

1. Definition of “Ticket:”. As used herein, “Ticket” means each ARC-accountable sales transaction processed through a Hotwire ARC number (e.g. air tickets, miscellaneous charge orders, tour orders, etc.) using the Worldspan Global Distribution System or such other Central Reservation System or Global Distribution System used by Hotwire, including exchanges. Tickets will be determined based on reports processed through ARC.

2. Fees. Hotwire shall pay TRX the following fees:

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Appendix I, p.2

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